                                                                      Exhibit 24
                                POWER OF ATTORNEY

Know all by these presents that James M. Heaney does hereby make, constitute and appoint each of G. Anthony (Tony) Taylor, Paul Powers and Gene Ballesteros, or
any one of them, as a true and lawful attorney-in-fact of the undersigned with full powers of substitution and revocation, for and in the name, place and stead of the undersigned (in the undersigned's individual capacity), to execute and deliver such forms that the undersigned may be required to file with the U.S.
Securities and Exchange Commission as a result of the undersigned's ownership of or transactions in securities of SeaWorld Entertainment, Inc. (i) pursuant to
Section 16(a) of the Securities Exchange Act of 1934, as amended, including without limitation, statements on Form 3, Form 4 and Form 5 (including any amendments thereto) and (ii) in connection with any applications for EDGAR access codes, including without limitation the Form ID. The Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, and 5 with regard to his ownership of or transactions in securities of SeaWorld Entertainment, Inc., unless earlier revoked in writing. The undersigned acknowledges that G. Anthony (Tony) Taylor,
Paul Powers and Gene Ballesteros are not assuming any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of
1934.

                                        By:    /s/ James M. Heaney
                                               -------------------
                                               James M. Heaney

                                        Date:  April 2, 2013